UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 18, 2011
MOLEX INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-7491	36-2369491
(Commission File Number)	(I.R.S. Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address Of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (630) 969-4550
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 18, 2011, Molex Incorporated (the “Company”) entered into a note purchase agreement (the “Agreement”) with certain institutional investors pursuant to which the Company issued $150,000,000 of senior unsecured notes (the “Notes”) comprised of $50,000,000 of 2.91% Series 2011A Senior Notes, Tranche A, due August 18, 2016; $50,000,000 of 3.59% Series 2011A Senior Notes, Tranche B, due August 18, 2018; and $50,000,000 of 4.28% Series 2011A Senior Notes, Tranche C, due August 18, 2021, each dated August 18, 2011. The Notes were issued and sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.
     The Company may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than ten percent of the original principal amount of the Notes being prepaid at one hundred percent of the principal amount so prepaid, together with accrued interest plus the “Make-Whole Amount” as defined in the Agreement. The Make-Whole Amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the amount of such Notes.
     The obligations of the Company under the Agreement are guaranteed by substantially all of the Company’s domestic subsidiaries. Proceeds from the sale of the Notes will be used to repay a portion of its indebtedness under the credit agreement dated June 25, 2009 with a group of lenders, including JPMorgan Chase Bank, N.A. as administrative agent, as amended, and for other corporate purposes.
     The Agreement contains customary covenants, including covenants limiting liens, debt, substantial asset sales, mergers and transactions with affiliates. Most of these restrictions are subject to minimum thresholds and exceptions. The Agreement also contains financial covenants that require the Company to:
     (i) maintain a ratio of (a) EBITDA to (b) total interest expense of not less than 2.00:1.00; and
     (ii) maintain a ratio of total debt to EBITDA of not more than 3.50:1.00.
     In addition, repayment of the Notes may be accelerated by the institutional investors upon the occurrence of customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representations or warranties, bankruptcy or insolvency proceedings and cross-default to other debt agreements.
     In addition, repayment of the Notes may be accelerated by the institutional investors upon the occurrence of customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representations or warranties, bankruptcy or insolvency proceedings and cross-default to other debt agreements.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which are filed herewith as Exhibit 4.1, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED
Dated: August 24, 2011		/s/ Mark R. Pacioni
	By:	Mark R. Pacioni
	Its:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Note Purchase Agreement, dated as of August 18, 2011, among the Molex Incorporated and the institutional investors named therein